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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 20, 1995 (except Note 1 and 5, as to which the date is May 31, 1996) in the registration statement (Form S-1 No. 33-00000) and related Prospectus of Index Stock Photography, Inc. for the registration of 132,400 shares of its common stock.



                                                       /s/ ERNST & YOUNG LLP
                                                       -------------------------
                                                       ERNST & YOUNG LLP



New York, NY
July 3, 1996